Exhibit 4.3

PENSION ADMINISTRATORS GROUP, INC.

 SALARY DEFERRAL RETIREMENT PLAN

ADOPTION AGREEMENT

PENSION ADMINISTRATORS GROUP, INC.
SALARY DEFERRAL RETIREMENT PLAN

XI.	Miscellaneous		11
	A.	Plan Administrator	11
	B.	Named Fiduciaries	11

XII.	Signatures		12
	A.	Employer Signature	12
	B.	Adoption by Related Employers	12

This is the Adoption Agreement for the PENSION ADMINISTRATORS GROUP, INC. PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN PROGRAM (the "Plan").  You have selected the PENSION ADMINISTRATORS GROUP, INC. SALARY DEFERRAL RETIREMENT PLAN ADOPTION AGREEMENT.  You may wish to consult with your tax and legal advisers before executing your Adoption Agreement.  Failure to properly complete the Adoption Agreement may result in disqualification of the Plan.

The Settlor of the PENSION ADMINISTRATORS GROUP, INC. PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN PROGRAM is:

PENSION ADMINISTRATORS GROUP, INC.
P.O. BOX 9023794
OLD SAN JUAN, PUERTO RICO  00902-3794

The name of the Plan is  Novo Nordisk Puerto Rico 401(k) Plan

I.   THE PLAN

By signing this Adoption Agreement the Employer, shall become the settlor of the abovementioned name of the Plan:

1. ☒	adopts a new plan.

2. ☐	amends and restates a prior plan (insert name and effective date of such plan):

________________________________________________________

3. ☐	amends certain options of an earlier PENSION ADMINISTRATORS GROUP, INC. SALARY DEFERRAL RETIREMENT PLAN ADOPTION AGREEMENT.

4. ☐	The effective date of this Plan or amendment is:

July 1, 2006
(cannot be earlier than the first day of the Plan Year in which the Employer signs this Adoption Agreement).

II.  THE EMPLOYER

1.	Name of Employer:	Novo Nordisk Inc.

	Physical Address:	100 College Road West, Suite 200
Princeton NJ 08540

	Mailing Address:	SAME

Telephone No.: (609) 987-5800

Name and telephone of contact person: Steve Chinn

2.	Type of business entity:

	☐ Sole Proprietorship	☐ Partnership
	☒ Corporation	☐ Special Partnership
☐ Other (specify)

3.	Employer's Tax Identification Number: 06-1061602

4.	ERISA Plan Number: 002

5.	Plan's Taxable Year Last Day: December 31

6.	Employer's Taxable Year Last Day: December 31

III.  ELIGIBILITY AND SERVICE

A.	ELIGIBILITY

Specify any service and/or age requirements for eligibility below.

	1.	Waiver of Requirements for New Plan.

☒
Each Employee employed on the effective date is automatically eligible to participate.  Employees hired after the effective date are eligible upon satisfying any service and/or age requirements specified below.

	2.	Service. An Employee must fulfill the following Service requirement to become a Participant:

I.

	(a)	☒	No service requirement.
II.
	(b)	One (1) Year of Service.

	(c)	☐	______ Hours of Service during a ______ month period of continuous active employment.

	3.	Age. An employee must fulfill the following age requirement to become a participant:

Minimum age ________. (Not greater than 21.)

B.	STATUTORY EXCLUSIONS

The following classes of Employees are not eligible to participate:

	1.	☒
Union Employees.  Employees included in a unit covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining.

	2.	☒	Nonresident Individuals. Employees who are nonresidents of Puerto Rico and who receive no earned income from the Employer which constitutes income from sources within Puerto Rico.

	3.	☒	Others (Please specify.):

further exclusion of: leased employees, interns, independent contractors and employees who are on long-term or short-term assignment from Novo Nordisk A/S or its Danish subsidiaries covered under the staff pension of Novo Nordisk A/S from participation.

Note:  If the Employer is a self-employed person who owns an interest in one or more trades or businesses, employees of such trades or businesses may have to be considered Employees eligible to participate in the Plan in order for the Plan to be qualified under the Puerto Rico Internal Revenue Code of 1994 (the "PR Code").  You should consult this matter with your tax adviser.

C.             SERVICE RULES.

  The Plan permits Hours of Service to be determined under one of the methods selected below.  (Plan Section 2.25; check one.)

1.	☒	On a basis of actual hours for which an employee is paid or entitled to payment.

2.	☐	On the basis of hours worked. An employee will be credited with 10 Hours of Service if under Section 2.25 of the Plan such employee would be credited with at least one Hour of Service during the day.

3.	☐	On the basis of weeks worked. An employee will be credited with 45 Hours of Service if under Section 2.25 of the Plan such employee would be credited with at least one Hour of Service during the week.

4.	☐
On the basis of semi-monthly payroll periods.  An employee will be credited with 95 Hours of Service if under Section 2.25 of the Plan such employee would be credited with at least one Hour of Service during the semi-monthly payroll period.

5.	☐
On the basis of months worked.  An employee will be credited with 190 Hours of Service if under Section 2.25 of the Plan such employee would be credited with at least one Hour of Service during the month.

D.              COMPUTATION PERIODS

  Computation Periods are used to measure an employee's years of service.  Unless the optional definition of computation is elected, an employee's computation periods are his employment years.

☒	These rules apply:

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(a)	For purposes of determining eligibility to participate, an employee's computation periods are his first employment year, the first plan year beginning within his first employment year, and subsequent plan years.

(b)	For purposes of vesting, determining years of service is defined by employment years (the anniversary of the participant’s date of hire)

E.       SERVICE WITH PREDECESSOR EMPLOYERS (Plan Sections 3.3 and 7.5; check one).

1.	☐	No credit will be given for service with a predecessor employer.

2.	☒	Credit will be given for service with the following predecessor employer(s):
All Novo Nordisk A/S Affiliates
(The Plan provides that if this is a continuation of a predecessor plan, service under the predecessor plan must be counted.)

F.              ENTRY DATES

☒	The Plan's entry date(s) is (are): the first payroll period after the submission of all enrollment forms following the date such employee met the eligibility requirements.

☒	If checked, the effective or amendment date of the Plan is also an entry date. Automatic Enrollment procedures will exist as an administrative policy of the Employer.

IV.  PLAN CONTRIBUTIONS

A.      SALARY DEFERRAL CONTRIBUTIONS BY PARTICIPANTS (Plan Section 4.4).

☒	Participants may make Salary Deferral Contributions to the Plan for the calendar year 2001 up to 10% or $8,000 or any other limit as established in PR Code Section 1165(e) of their Compensation.

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B.      EMPLOYER MATCHING CONTRIBUTION (Plan Section 4.1).

1.	☒
The Employer will make a  Matching Contribution equal to __50_cents for each one dollar of a Participant Salary Deferral Contributions.  However, the Employer will not make Matching Contributions on a Participant's Salary Deferral Contributions above __2__% of the Participant's Compensation.

Note: Notwithstanding any provisions to the contrary, a participant must defer at least 2% of this compensation during each payroll period to be entitled to any matching contributions.

2.	☐
The Employer will make a  Matching Contribution equals to _____cents for each one dollar of a Participant Salary Deferral Contributions.  However, the Employer will not make Matching Contributions on a Participant's Salary Deferral Contributions above _____% of the Participant's Compensation.

3.	☐
The Employer will make a  Matching Contribution equals to _____cents for each one dollar of a Participant Salary Deferral Contributions.  However, the Employer will not make Matching Contributions on a Participant's Salary Deferral Contributions above _____% of the Participant's Compensation.

4.	☐	Other Formula. The Employer will contribute an amount in accordance with the following formula:

_________________________________________________

C.     DISCRETIONARY PROFIT SHARING CONTRIBUTIONS (Section 4.1 of the Plan; check one).

1.	☒	Each Plan Year, the Employer may contribute a discretionary amount in addition to any matching contribution for all Eligible Participants.

D.     VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS (Section 4.3 of the Plan; check one).

1.	☒	Participants may make Voluntary Contributions to the Plan from __0___% to __10___% (not to exceed 10%) of their Compensation.

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2.	☐	Participants may not make Voluntary Contributions to the Plan.

E.     PLAN COMPENSATION (Plan Section 2.09; check one).

Except as indicated below, for all purposes, the Employee's Plan Compensation shall be the wages paid to the Employee by you, as reported to the Puerto Rico Department of the Treasury on Form 499-R-2/W-2 PR.  For any Self-Employed Individual covered under the Plan, if applicable, compensation shall mean Earned Income.  However, compensation shall not include any amount paid by reason of services performed (a) after the date an employee ceases to be a participant and (b) prior to the date an employee becomes a participant.  Compensation shall not include any amounts contributed by an Employer, for or on account of its employees, under this Plan or under any other employee benefit plan.

Plan Compensation shall not include the following (check as many as desired):

☐	Salary Deferral Contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under PR Code Section 1165(e)(5).

☐	Overtime pay.

☐	Bonuses.

☒	Commissions.

☒	Amounts paid for insurance or other welfare benefits.

☒	Other special remuneration such as ______________

(a) excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

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(b) excluding sign-on bonuses and other forms of compensation, such as individual bonuses, reward and recognition awards, regional differentials paid in cash and referral fees.

(c) excluding any income exercised from the receipt of any qualified or nonqualified stock options, or the receipt of any share offerings.

(d) excluding severance or salary continuation payments and vacation paid upon termination.

(e) excluding any payments to employees in lieu of circle of excellence, presidential, or other award bonuses, such as potential trips for achieving sales objectives.

(f) excluding all other W-2 wages not identified as exclusions above such as group term life insurance or imputed income.

(g) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

(h) including any special sales incentives that are determined to be part of the Sales Incentive Plan as established by Novo Nordisk Pharmaceuticals Inc.

(i) including any cash paid in lieu of vacation time or personal/sick day, and shift deferentials, and on-call pay.

F.           FORFEITURES  (Plan Section 5.2; check one).

1.	☒
Forfeitures under the Plan will be used to reduce the Employer Contribution in the Plan Year of the forfeiture, or if in excess of the Employer Contribution for such Plan Year, the excess amounts shall be used to reduce the Employer Contribution in the next succeeding Plan Year(s).

2.	☐	Forfeitures under the Plan will be added to the Employer Contributions and allocated accordingly.

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V.  VESTING AND HARDSHIP WITHDRAWALS

A.           VESTING (Plan Section 7.3).

1.	Employer Contributions will become vested if the Participant terminates employment for any reason other than retirement, death or disability pursuant to the following options (check one):

	(a)	☐	Full Vesting. Participants are 100% vested at all times.

	(b)	☐	Cliff Vesting. Participants are 100% vested after completing _____ Years of Service (not more than 3).

	(c)	☒
Graded Vesting.  Participants hired before January 1, 1999 are 100% vested.  Participants hired after January 1, 1999 are vested in accordance with the following vesting schedule.  (A Participant's vested percentage is the percentage in column (2) or the percentage in column (3), whichever is greater.  Spaces left blank are treated as zeros.)

(1)	(2)	(3)
		Minimum
Years	Vested	Required
of Service	Percentage	Percentage

Less than 1	-----	0
At least 1	-----	0
One (1) but less than two (2)	-----	33
Two (2) but less than three (3)	-----	66
Three (3) or more	-----	100

2.	Years of Service excluded. If checked, Years of Service completed by a Participant will not be counted when determining the Participant's vested percentage (check as many as desired).

	(a)	☐	before the effective date of this Plan (or a predecessor Plan)

	(b)	☐	before the Participant's _____ birthday (not more than 18th).

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B.           HARDSHIP WITHDRAWALS

1.	☐	Hardship Withdrawals to Participants from the Plan are not permitted.

2.	☒	Hardship Withdrawals to a Participant from the Plan will be permitted, subject to the Plan's rules, for the following cases (choose one, more or all):

	(a)	☒	The education of a dependent of the participant.

	(b)	☒	The purchase (excluding mortgage payments) of a principal residence for the participant.

	(c)	☒	Major medical expenses of the participant or a dependent who is not covered by insurance.

	(d)	☒	Payment of tuition for post-secondary education for the participant, spouse or children.

	(e)	☒	Payment of amounts necessary to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence.

	(f)	☒	Payment of funeral expenses of a member of the participant's family.

	(g)	☒	Any other cause that, in the administrator's determination, has produced an immediate and financial need.

In the event you receive a hardship distribution from your deferrals from this Plan you will not be allowed to make additional salary deferrals for a period of six (6) months alter you receive such distribution.

C.           LOANS

Loans will be permitted in the Plan. Please see the Participant Loan Program Policy Manual for details.

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VI.  RETIREMENT AGE

A.	NORMAL RETIREMENT AGE (Plan Section 2.30; check one).

A Participant will be fully vested and may retire after reaching:

1.	☒	Age 65.

2.	☐	Age _____ (not more than 65 or less than 60).

3.	☐	Age _____ (not more than 65 or less than 60) with _____ Years of Service (not more than 5).

B.	EARLY RETIREMENT AGE (check 1, 2 or 3)

1.	☒	The Plan does not provide an early retirement age.

2.	☐	A Participant will be fully vested and may retire after reaching:

	(a)	☐	Age 55.

	(b)	☐	Age __(not more than 55).

	(c)	☐	Age __(not more than 55) with __Years of Service (not more than 5).

VII.  INVESTMENTS

A.	☐	The Employer shall be responsible for the investment of the Plan's Accounts.

B.	☒	The Participant shall be responsible for the investment of the Plan's Accounts.

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VIII.  FUNDING

The Plan will be funded through (Plan Section 2.45; check one):

A.	☐	The Employer shall be solely responsible for the investment of the Plan's Accounts.

B.	☐
The Employer shall be solely responsible for the investment of the Employer Contribution Subaccount.  Each Participant shall be solely responsible for the investment of his Salary Deferral Contributions, Voluntary Contributions, Pre-Tax Contributions and Rollover Subaccounts by giving such directions to the Plan Administrator who will transmit them to the Trustee.

C.	☒	Each Participant shall be solely responsible for the investment of the Plan's Accounts by giving such directions to the Plan Administrator who will transmit them to the Trustee.

IX.  TRUST

The Plan will be funded through a Trust established by the Employer with the law firm of Fernández, Collins & Rivero-Vergne.

X. RECORDKEEPING

The Recordkeeping of the plan shall be done by Schwab Retirement Plan Services.

XI.  MISCELLANEOUS

A.	PLAN ADMINISTRATOR. The Plan Administrator of the Plan will be (Plan Section 2.35 and 12.4; check one):

1.	☒	The Employer.

2.	☐	An Individual Plan Administrator designated by the Employer:

________________________________________________________
Name

________________________________________________________
Address

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3.	☐	A Committee of two or more Employees designated by the Employer:

Name	Title	Signature

_________________________________	_________________________________	_________________________________

_________________________________	_________________________________	_________________________________

4.	Plan Administrator Tax Id. Number: __06-1061602__________________

B.
NAMED FIDUCIARIES.  The Plan Administrator (including all members of a committee, if a committee is named) is a Named Fiduciary for the Plan.  If other persons are also to be Named Fiduciaries, their names and addresses are:

Name	Address

Banco Santander de Puerto Rico	Santander Tower, 4th Floor, Ponce de Leon Ave, San Juan Puerto Rico

00918________________________________________

_________________________________	_________________________________

XII.  SIGNATURES

A.           EMPLOYER SIGNATURE.

Name of Employer	________________________________________________________

Signed	________________________________________________________

Name and Title	________________________________________________________

Date	________________________________________________________

B.           ADOPTION BY RELATED EMPLOYERS.
By signing the Adoption Agreement, the Employer represents that the related employers listed below whose employees are not excluded under II.B above have adopted the Plan (add additional signatures pages, if necessary).  If other employers become related employers, the employer understands that they may also adopt the Plan.

The following employer adopts the Plan:

Name of Related Employer	________________________________________________________

16

Employer Identification Number	________________________________________________________

Signed	________________________________________________________

Name and Title	________________________________________________________

Date	________________________________________________________

17

PENSION ADMINISTRATORS GROUP, INC.

PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN PROGRAM

BASIC PLAN DOCUMENT

PENSION ADMINISTRATORS GROUP, INC.
PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN PROGRAM

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		Page

5.6	Responsibilities of the Plan Administrator	23

ARTICLE VI	TRUST FUND	23

6.1	Receipt and Investment of Contributions by Trustee	23
6.2	Investment Responsibility	23
6.3	Investment Limitations	24

ARTICLE VII	VESTING	27

7.1	Employee Voluntary Contributions, Salary Deferral Contributions and Earnings	24

7.2	Rollovers, Transfers and Earnings	24
7.3	Employer Contributions and Earnings	24
7.4	Amendments to Vesting Schedule	25
7.5	Determination of Years of Service	26
7.6	Forfeiture of Non-Vested Amounts	26
7.7	Reinstatement of Benefit	26

ARTICLE VIII	JOINT AND SURVIVOR ANNUITY REQUIREMENTS	26

8.1	General	26
8.2	Qualified Joint and Survivor Annuity	26
8.3	Qualified Preretirement Survivor Annuity	27
8.4	Definitions	27
8.5	Notice Requirements	29
8.6	Safe Harbor Rules	31
8.7	Transitional Rules	31

ARTICLE IX	DISTRIBUTION PROVISIONS	34

9.1	Distribution Before Break in Service	34
9.2	Restrictions on Immediate Distributions	35
9.3	Commencement of Benefits	35
9.4	Early Retirement with Age and Service Requirement	36
9.5	Nontransferability of Annuities	36
9.6	Conflicts With Annuity Contracts	36
9.7	Limitation on Distributions to Owner-Employees	36

ARTICLE X	MODES OF DISTRIBUTION	37

10.1	General Rule	37
10.2	Designation of Beneficiary	37
10.3	Optional Forms of Benefit	37

4

		Page

ARTICLE XI	WITHDRAWAL	38

11.1	Withdrawal of Voluntary Contributions	38
11.2	Withdrawal of Salary Deferral Contributions	38
11.3	Manner of Making Withdrawals	39
11.4	Limitations on Withdrawals	40

ARTICLE XII	ADMINISTRATION	40

12.1	Duties and Responsibilities of Fiduciaries; Allocation of Fiduciary Responsibility	40
12.2	Powers and Responsibilities of the Plan Administrator	40
12.3	Allocation of Duties and Responsibilities	42
12.4	Appointment of the Plan Administrator	42
12.5	Expenses	42
12.6	Liabilities	43
12.7	Claims & Review Procedure	43

ARTICLE XIII	AMENDMENT, TERMINATION, AND MERGER	44

13.1	Pension Administrators Group, Inc. Power to Amend	44
13.2	Amendment by Adopting Employer	44
13.3	Plan Termination; Discontinuance of Employer Contributions	44
13.4	Successor Employer	44
13.5	Merger, Consolidation, or Transfer	45

ARTICLE XIV	MISCELLANEOUS	42

14.1	Exclusive Benefit of participants and Beneficiaries	45
14.2	Nonguarantee of Employment	46
14.3	Rights to Trust Assets	46
14.4	Nonalienation of Benefits	46
14.5	Aggregation Rules	46
14.6	Failure of Qualification	47
14.7	Applicable Law	47
14.8	Invalidity of Certain Provisions	47

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PENSION ADMINISTRATORS GROUP, INC. PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN PROGRAM

ARTICLE I
GENERAL

1.1           Purpose. This Plan is a prototype plan sponsored by PENSION ADMINISTRATORS GROUP, INC. and is known as the PENSION ADMINISTRATORS GROUP, INC. PROTOTYPE DEFINED  CONTRIBUTION RETIREMENT PLAN PROGRAM. The Employer, by execution of the Adoption Agreement, adopts the Plan to provide retirement, death and disability benefits for eligible employees and their beneficiaries. This Plan is a prototype plan and is designed to permit adoption of salary deferral, money purchase, profit-sharing provisions. The provisions herein and the selections made by the Employer by execution of the Adoption Agreement, shall constitute the Plan. It is intended that the Plan qualify under Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994, as amended, and that, to the extent applicable, they comply with the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

1.2           Implementation of Plan. The salary deferral, money purchase, profit-sharing, and/or combination money purchase/profit-sharing retirement plans of Employers that adopt the Plan are funded through a separate trust established by the Employer. The Employer adopts the PENSION ADMINISTRATORS GROUP, INC. PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN PROGRAM in the Adoption Agreement. The provisions of the applicable Deed of Constitution of Trust are incorporated herein by reference and made a part hereof.

1.3.           Plan Number. The Plan Number of this Plan is 001.

ARTICLE II
DEFINITIONS

2.1           Account. The aggregate of the individual bookkeeping Subaccounts established for each Participant, as provided in Section 5.1.

2.2           Actual Deferral Percentage. For a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of Salary Deferral Contributions actually paid over to the Plan on behalf of such Participant for the Plan Year to (b) the Participant’s Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). At the election of the Employer, Salary Deferrals may include Qualified Non-Elective Contributions and Qualified Matching  Contributions.  For purposes of computing Actual Deferral Percentages, an

Employee who would be a participant but for the failure to make Salary Deferral Contributions shall be treated as a Participant on whose behalf no Salary Deferral Contributions are made.

2.3           Adoption Agreement. The written agreement or agreements of the Employer and PENSION ADMINISTRATORS GROUP, INC. by which the Employer adopts this Plan as its retirement plan. The Adoption Agreement contains all the options that may be selected by the Employer. The information set forth in the Adoption Agreement executed by the Employer shall be deemed to be a part of this Plan as if set forth in full herein.

2.4           Affiliate Employers. The Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 210(c) of the ERISA) which includes the Employer, or any trade or business (whether or not incorporated) which is under common control with the Employer.

2.5           Beneficiary. The person or persons (natural or otherwise) designated by a Participant in accordance with Section 10.2 to receive any undistributed amounts credited to the Participant’s Account under the Plan at the time of the Participant’s death.

2.6           Break in Service. An Eligibility Computation Period or Vesting Computation Period in which an Employee fails to complete more than five hundred (500) Hours of Service with the Affiliate Employers.

2.7           Code. The United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Where the context so requires, a  reference to a particular Code Section shall also refer to any successor provision of the Code to such Code Section.

2.8           Company. PENSION ADMINISTRATORS GROUP, INC. a Puerto Rico corporation doing business under the laws of the Commonwealth of Puerto Rico.

2.9           Compensation.

(a)           Compensation means all of each Participant’s wages received from the Employer and reported to the Puerto Rico Treasury Department on form 499R-2/W-2 P.R.

(b)           For any Self-Employed Individual, Compensation means Earned Income.

(c)           For any individual who is partner in a special partnership and is covered under the Plan, Compensation means the distributable share of the special partnership’s net profit allocable to the partner.

(d)           Compensation includes only that Compensation that is actually paid to the Participant during the Plan Year.

(e)           Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Section 1165(b)(1) and 1165(e)(5) of the Puerto Rico Internal Revenue Code of 1994 (“PR Code”). The effective date of this subsection shall be elected by the Employer in the Adoption Agreement.

2.10           Deed of Trust. The Deed of Constitution of Trust under which the Employer established a separate trust to hold, administer and manage the assets of the Plan.

2 ..11          Disability. The inability to engage in any substantial working activity, considering the Participant’s age, education, and work experience, by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months. A Participant who becomes disabled shall be entitled to receive a Disability retirement benefit in accordance with Section 7.3.

The Employer shall have the right to require a Participant seeking to receive Disability retirement benefits hereunder to submit reasonable proof of such Disability, before beginning to make payments under this provision. Such proof may include a requirement that the participant submit to a medical examination by a qualified physician selected by the Employer, and that, as a condition of continuing to receive Disability retirement benefits, proof of the continuing nature of such Disability, including the requirement that the Participant submit to a physical examination by a physician selected by the Employer. Such an examination shall not be required more frequently than annually.

2.12           Early Retirement Date. The date a Participant attains Early Retirement Age, as selected in the Adoption Agreement.

2.13           Earned Income. The net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. To the extent required by the PR Code or regulations thereunder, net earnings are reduced by contributions to a qualified plan to the extent deductible under Section 1023 of the PR Code.

2.14           Effective Date. The first day of the first Plan Year for which the Plan is effective as specified in the Adoption Agreement.

2.15           Eligibility Computation Period. For purposes of determining Years of Service and Breaks in Service for eligibility to Participate, the initial Eligibility Computation Period shall be the twelve (12) consecutive month period beginning with the day the Employee first performs an Hour of Service for the Employer or any Affiliated Employer (employment commencement date). The succeeding subsequent Eligibility Computation Periods shall be the twelve (12) consecutive month periods commencing with the first anniversary of the Employee’s  employment commencement date.

2.16           Employee. Any person, including a Self-Employed Individual or a partner of a special partnership, who is employed by the Employer maintaining the Plan.

2.17           Employer. The individual, proprietorship, partnership, corporation or other organization that adopts the Plan by execution of an Adoption Agreement.

2.18           Employer Contributions. The contributions of the Employer to the Plan, as set forth in Section 4.1 and the Adoption Agreement.

2.19           Entry Dates. The Effective Date shall be those selected in the Adoption Agreement. Thereafter, the Entry Dates shall be the first day of each Plan Year and the first day of the seventh month of each Plan Year.

2.20           ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes of similar import.

2.21           Excess contributions. Those Salary Deferral Contributions by a participant to the extent such Salary Deferral Contributions for a Plan Year exceed the limitations of Section 4.4(e).

2.22           Excess Salary Deferrals. Those Salary Deferral Contributions by a Participant that are includible in a Participant’s gross income under Section 1165(e)(7) of the PR Code to the extent such Salary Deferral Contributions for a taxable year exceed the dollar limitation under such PR Code section.

2.23           Fund. Any investment alternative offered from time to time under the Plan.

2.24           Higher Paid Group. All Employee eligible to make Salary Deferral Contributions to the Plan and more highly compensated than two-thirds of all other Employees of the same Employer eligible to make Salary Deferral Contributions under the Plan.

2.25           Hour of Service.

(a)           Each hour for which an Employee is paid, or entitled to payment for the performance of duties for the Employer. These hours shall be credited to the Employee only for the computation period or periods in which the duties are performed; and

(b)           Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any single, continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period) and no credit shall be given for hours for which no duties are performed but for which payment by the Employer is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation, or disability insurance laws or where payment solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the United States Department of Labor Regulations which are incorporated herein by reference.

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather  than the computation period in which the award, agreement or payment is made.

(d)           Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall also include an uncompensated authorized leave of absence not in excess of two (2) years, or military leave while the Employee’s reemployment rights are protected by law or such additional or other periods as granted by the Employer as military leave (credited on the basis of forty (40) Hours of Service per week or eight (8) Hours of Service per working day), provided the Employee returns to employment at the end of his leave of absence or within ninety (90) days of the end of his military leave, whichever is applicable.

(e)           Hours of Service will be credited for employment with an Affiliated Employer.

(f)           Solely for purposes of determining whether an Employee has a Year in Service, Hours of Service shall also include absence from work for maternity or paternity reasons, if the absence begins on or after the first day of the first Plan Year beginning after 1984. During this absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight (8) hours per day. An absence from work for maternity or paternity reasons means an absence:

(i)             by reason of the pregnancy of an Employee,

(ii)            by reason of the birth of a child of the Employee,

(iii)           by reason of the placement of a child with the Employee in connection with adoption, or

(iv)           for purposes of caring for such a child for a period immediately following such birth or placement.

These Hours of Service shall be credited in the computation period following the computation period in which the absence begins, except as necessary to prevent a Break in Service in the computation period in which the absence begins. However, no more than five hundred one (501) Hours of Service will be credited for purposes of any such maternity or paternity absence form work.

(g)           The Employer may elect to compute Hours of Service by the use of one of the Service Equivalencies as selected in the Adoption Agreement. Only one method may be selected. If selected, the Service Equivalency as selected in the Adoption Agreement must be applied to all Employees covered under the Plan.

(h)           If the Employer amends the method of crediting service from the elapsed time method described in Section 1.410(a)-7 of the US Treasury Regulations to the Hours of Service computation method by the adoption of this Plan, or an Employee transfers from a plan under which service is determined on the basis of elapsed time, the following rules shall apply for purposes of determining the Employee’s service under this Plan up to the time of amendment of transfer:

(i)           The Employee shall receive credit, as of the date of amendment or transfer, for a number of Years of Service equal to the number of one-year periods of service credited to the Employee as of the date of the amendment or transfer; and

(ii)           The Employee shall receive credit in the applicable computation period which includes the date of amendment or transfer, for a number of Hours of Service determined by applying the weekly Service Equivalency as selected in the Adoption Agreement specified in paragraph (g) to any fractional part of a year credited to the Employee under this paragraph (h) as of the date of amendment or transfer. The use of the weekly Service Equivalency as selected in the Adoption Agreement shall apply to all Employees who formerly were credited with service under the elapsed time method.

2.26           Integration Level. The Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

2.27           PR Code. The Puerto Rico Internal Revenue Code of 1994, as amended. Reference to any Section or Subsection of the PR Code and the regulations promulgated thereunder includes reference to any comparable or succeeding provisions of any legislation that amends, supplements, or replaces such Section or Subsection.

2.28           Lower Paid Group. All Employees who are not in the Higher Paid Group.

2.29           Net Profits. Current earnings of the Employer, before Puerto Rico, federal and any other income taxes and contributions to this Plan and any other qualified plan, as computed by the Employer’s accountants, in accordance with generally accepted accounting principles.

2.30           Normal Retirement Date. The date a Participant attains normal retirement age, as selected in the Adoption Agreement.

2.31           Owner-Employee. An individual who is a sole proprietor or who is a partner owning more than ten percent (10%) of either the capital or profit interest of a partnership.

2.32           Participant. A person who has met the eligibility requirements of Section 3.1 and whose Account(s) hereunder has been neither completely forfeited nor completely distributed.

2.33           PENSION ADMINISTRATORS GROUP, INC. PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN PROGRAM. The Plan established by PENSION ADMINISTRATORS GROUP, INC. to offer employers the opportunity to establish a retirement plan to its employees.

2.34           Plan. The PENSION ADMINISTRATORS GROUP, INC. Money Purchase, Profit-Sharing, and Salary Deferral Retirement Plans established by an Employer under this basic plan document. References to the Plan shall refer to the salary deferral, money purchase and profitsharing provisions as the context may require and the Adoption Agreement.

2.35           Plan Administrator. The person, persons or entity appointed by the Employer pursuant to Article 12 to manage and administer the Plan.

2.36           Plan Year. The 12 month period ending on the day specified in the Adoption Agreement.

2.37           Program. The PENSION ADMINISTRATORS GROUP, INC. PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN PROGRAM.

2.38           Qualified Matching Contributions. Contributions made by the Employer and allocated to the Participant’s Salary Deferral Contributions Subaccount which (a) are nonforfeitable when made, and (b) are distributable only in accordance with the distribution provisions that are applicable to Salary Deferral Contributions.

2.39           Qualified Non-Elective Contributions. Contributions made by the Employer and allocated to the Participant’s Salary Deferral Contributions Subaccount which (x) the participants may not elect to receive in cash until distribution from the Plan, (y) are nonforfeitable when made, and (z) are distributable only in accordance with the distribution provisions that are applicable to Salary Deferrals Contributions.

2.40           Rollover Contributions. The contributions of an Employee to the Plan, as set forth in Section 4.5 and the Adoption Agreement.

2.41           Salary Deferral Contributions. Any contributions made to the Plan at the election of the Participant under Section 4.4 and the Adoption Agreement. With respect to any Plan Year, a Participant’s Salary Deferral Contributions is the sum of all contributions made on behalf of such Participant pursuant to a qualified cash or deferred arrangement as described in section 1165(e) of the PR Code.

2.42           Self-Employed Individual. An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income for the taxable year but for the fact that the trade or business had no Net Profits for the taxable year.

2.43           Sponsor. The Employer, Company, or Entity specified in the Adoption Agreement.

2.44           Taxable Wage base. The maximum amount of earnings which may be considered wages under Section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

2.45           Trust. The fund maintained by the Trustee for the investment of Plan assets in accordance with the terms and conditions of the Deed of Trust.

2.46           Valuation Date. The last Business Day of each Plan Year.

2.47           Vesting Computation Period. The Plan Year.

2.48           Voluntary Contributions. The contributions of an Employee to the Plan, as set forth in Section 4.3 and the Adoption Agreement.

2.49           Year of Service. An Eligibility Computation Period, Vesting Computation Period or Plan Year, whichever is applicable, during which an Employee of the Affiliated Employers has contemplated at least one thousand (1,000) Hours of Service (whether or not continuous) with the Affiliated Employers. The Employer may, in the Adoption Agreement, specify a lesser number of hours.

ARTICLE III
ELIGIBILITY AND YEARS OF SERVICE

3.1           Eligibility Requirements.

(a)           Each Employee of the Employer shall become a Participant in the Plan as  of the first Entry Date after the date on which the Employee has satisfied the minimum age and service requirements specified in the Adoption Agreement.

(b)           The Employer may elect in the Adoption Agreement to exclude from participation:

(i)           Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining (for this purpose, the term “Employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer);

(ii)           Non-residents of Puerto Rico who receive no earned income from the Employer which constitutes income from sources within Puerto Rico; and

(iii)           Any other class or classes of Employees as indicated in the Adoption Agreement.

3.2           Participation and Service Upon Reemployment. Upon the reemployment of any Employee, the following rules shall determine his eligibility to participate in the Plan and his credit for prior service.

(a)           Participation. If the reemployed Employee was a participant in the Plan during his prior period of employment, he shall be eligible upon reemployment to resume participation in the Plan. If the reemployed Employee was not a Participant in the Plan, he shall be considered a new Employee and required to meet the requirements of Section 3.1 in order to be eligible to participate in the Plan, subject to the reinstatement of credit for prior service under paragraph (b) below. In case of reemployment of employee’s absence from employment due to service in the military or the reserves, such reemployment rights shall be granted pursuant to the Federal Uniformed Services Employment and Reemployment Rights Act (“USERRA”).

(b)           Credit for Prior Service. In the case of any Employee who is reemployed before or after incurring a Break in Service, any Hour of Service and Year of Service credited to the Employee at the end of his prior period of employment shall be reinstated as of the date of his reemployment.

3.3           Predecessor Employers. If specified in the Adoption Agreement, Years of Service with a predecessor employer will be treated as service for the  Employer for eligibility purposes; provided, however, that if the Employer maintains the plan of a predecessor employer, Years of Service with such employer will be treated as service with the Employer without regard to any election.

ARTICLE IV
CONTRIBUTIONS

4.1           Employer Contributions.

(a)           Money Purchase Contribution. For each Plan Year, the Employer shall contribute to the Plan an amount equal to such uniform percentage of Compensation of each eligible participant as may be determined by the Employer in accordance with the money purchase contribution formula specified in the Adoption Agreement.  The money purchase contribution formula may be integrated with social security as set forth in the Adoption Agreement.

(b)           Profit-Sharing Contribution. For each Plan Year, the Employer shall contribute from its Net Profits to the Plan an amount as may be determined by the Employer in accordance with the profit-sharing formula set forth in the Adoption Agreement.

(c)           Matching Contribution. For each Plan Year, the Employer shall make a matching contribution to the Plan on behalf of each Participant in the amount specified in the Adoption Agreement.

(d)           Eligible Participants. Subject to the exclusions specified in this Section, each participant shall be eligible to share in the Employer Contributions. An Employer may elect in the Adoption Agreement that Participants who terminate employment during the Plan Year with not more than one thousand (1000) Hours of Service and who are not Employees as of the last day of the Plan Year (other than Participants who die, retire or become Totally and Permanently Disabled during the Plan Year) shall not be eligible to share in the Employer Contributions. An Employer may further elect in the Adoption Agreement to allocate a contribution on behalf of a participant who completes fewer than one thousand

(1000) Hours of Service and is otherwise ineligible to share in the Employer Contributions. If the Employer fails to specify in the Adoption Agreement the number of Hours of Service required to share in the Employer Contributions, the number shall be one thousand (1000) Hours of Service.

(e)           Contribution Limitation. In no event shall the sum of any Employer Contributions and Salary Deferral Contributions exceed the maximum amount deductible from the Employer’s income under Section 1023 of the PR Code.

4.2           Payment of Employer Contributions. All Employer Contributions to the Plan for any Plan Year shall be made either in one lump sum or in installments by check within the time prescribed by law, including extensions granted by the Puerto Rico Treasury Department for filing the Employer’s Puerto Rico income tax return for the taxable year with or within such Plan Year ends. All Employer Contributions to the Plan for a money purchase retirement plan for any Plan Year shall be made within the time prescribed by regulations under Section 302(c)(10) of ERISA.

4.3           Voluntary Contributions by Participants.

(a)           To the extent elected in the Adoption Agreement, Participants may elect to make Voluntary Contributions in an amount not in excess of ten percent (10%) of their Compensation during all Plan years. Any Voluntary Contributions shall be on an after-tax basis.

(b)           Voluntary Contributions and earnings thereon shall be fully vested and nonforfeitable at all times.

(c)           The Employer will collect Participant’s Voluntary Contributions using payroll procedures or any other method. The Employer will transfer the amounts collected to the Plan Administration as of the earliest date when such contributions can reasonably be segregated from the Employer’s general assets, but not later than the 15th “business day” of the month following the month in which such amounts would otherwise have been payable to the Participant in cash, pursuant to DOL Labor Reg. 2510.3-102(b).

4.4           Salary Deferral Contributions by Participants.

(a)           To the extent elected in the Adoption Agreement, Participants may elect to have the Employer contribute to the Plan on his behalf for any Plan Year any whole percentage of his Compensation up to ten percent (10%) or $8,000, whichever is lower. Salary Deferral Contributions are voluntary and no employee is required to make such contributions.

(b)           Limits on Amount.

Hardship Withdrawals. Any Participant who suffers a financial hardship, as defined in this paragraph, may request a withdrawal of the following accounts, if applicable, his Voluntary Employee contribution Account, Salary Deferral Contributions and Vested Matching Contribution Account. Such request will be made by written notice to the Plan Administrator setting forth the amount requested and the facts establishing the existence of such hardship. Upon receipt of such a request, the Administrator will determine whether a financial hardship exists. If the Administrator determines that such a hardship does exist, it will further determine what portion of the amount requested by the Participant is required to meet the need created by the hardship, and then the Plan Administrator will distribute to the Participant the amount determined to be required. For purposes of this provision, “financial hardship” includes any financial need arising from:

(i)             The education of a dependent of the Participant,

(ii)            The purchase (excluding mortgage payments) of a principal residence for the Participant,

(iii)            Major medical expenses of the Participant or a dependent that are not covered by insurance,

(iv)            Payment of tuition for post-secondary education for the Participant, spouse or children,

(v)             Payment of amounts necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence,

(vi)            Payment of funeral expenses of a member of the Participant’s family, or

(vii)           Any other cause that, in the Administrator’s determination, has produced an immediate and heavy financial need; the foregoing definition of financial hardship or otherwise limit the amount, time, or manner of any distribution under this provision to the extent deemed necessary by the Administrator to satisfy the requirements of PR Code.

Distribution Requirements. Salary Deferrals are subject to the distribution requirements of Section 1165(e)(2)(B) of the PR Code.

(c)           Procedures. The Participant must file a written election form with the Plan Administrator indicating the amount he needs to withdraw to satisfy his financial hardship. Subject to any rules specified in the Adoption Agreement or established by the Plan Administrator, if applicable, a Participant may increase, decrease, discontinue or resume his to the A discontinuance of Salary Deferral Contributions will be effective as soon as reasonably practicable after the Plan Administration’s receipt of the Participant’s election form.

No change under the preceding paragraph may cause a Participant’s Salary Deferral Contributions to exceed the maximum provided for under this Section.

The Plan Administrator may establish reasonable rules of uniform application governing Participants’ elections and changes. Such rules may include the number and frequency of elections or changes during any Plan Year, effective dates for elections or changes (for example, the first day of the payroll period coinciding with or next following the applicable election or change date), cutoff dates for timely filing of elections or changes, and other rules to facilitate operation of this Section.

Notwithstanding the preceding, a Participant will be permitted to change his election at least once each year.

(d)           Collection of Salary Deferral Contributions. The Employer will collect Participants’ Salary Deferral Contributions using payroll procedures. The Employer will transfer the amounts collected to the Plan Administrator, if applicable, as of the earliest date when such contributions can reasonably be segregated from the Employer’s general assets, but not later than the 15th “business day” of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.

(e)           Salary Deferral Contributions Limits.

(i)           As of the last day of each Plan Year, the average of the individual deferral percentages (ADP) of the Higher Paid Group (such average is called the ADP in this section) may not exceed the average of the individual deferral percentages (ADP) of the Lower Paid Group (such average is called the LAP in this section) by more than the amount specified in the following table:

a.           125% of the ADP for the eligible NHCEs, or

b.           if the excess of the ADP for the eligible HCEs over the ADP for the eligible NHCEs does not exceed two percentage points, 200% of the ADP for all eligible NHCEs.

The determination and treatment of Participants’ deferral percentages will be subject to the requirements of any applicable regulations.

(ii)           Special Rules:

a.           The ADP for any Participant who is in the Higher Paid Group for the Plan Year and who is eligible to have contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) allocated to his accounts under two or more cash or deferred arrangements described in Section 1165(e) PR Code that are maintained by the Employer, shall be determined as if all such contributions (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single cash or deferred arrangement. If an Employee in the Higher Paid Group participates in two or more cash or deferred arrangements that leave different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

b.           In the event that this Plan satisfies the requirements of Section 1165(a)(3), 1165(a)(4) or 1165(e), of the PR Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the PR Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of employees as if all such plans were a single plan.

(f)           Deferral Percentage.

(i)           Basic Definition. For purposes of Subsection (e), the deferral percentage of a Participant for a Plan Year means his Salary Deferral Contributions for such year computed as a percentage of his Compensation for such year (to the nearest one-hundredth of a percentage point). If an Employee is eligible to make Salary Deferral Contributions but has not elected to make such contributions, he will nevertheless be taken into account as having made zero Salary Deferral Contributions.

(ii)           Employer Profit Sharing Contributions. If the Employer has elected in the Adoption Agreement to make profit sharing contributions and such  contributions meet the requirements of this Subsection (f)(ii), then the Plan Administrator may elect to treat all or part of such contributions as if they were Salary Deferral Contributions for purposes of Subsection (f)(i) above.

Employer profit sharing contributions meet the requirements of this Subsection (f)(ii), if they are always fully vested when made, and they are subject to the limitations on distribution of Section 1165(e)(2)(B) of the PR Code.

The Employer may make Qualified Non-Elective Contributions under the Plan on behalf of Employees in the Lower Paid Group in an amount as are needed to meet the requirements of subsection (e) above.

The allocation of Qualified Non-Elective Contributions shall be made only to the Accounts of Participants in the Lower Paid Group in the ratio which each

Participant’s Compensation for the Plan year bears to the total Compensation of all such Participants for such Plan Year.

In addition, in lieu of distribution Excess Contributions as provided in Subsection (g)(i) below, the Employer may make Qualified Non-Elective Contributions on behalf of Employees in the Lower Paid Group to an extent that is sufficient to satisfy the requirements of Subsection (e) above.

(iii)           Employer Matching Contributions. If the Employer has elected in the Adoption Agreement to make Employer matching contributions, such contributions will not be included in determining a Participant’s deferral percentage under Subsection (f)(i) above. However, if such contributions meet the requirements of this Subsection (f)(iii), the Plan Administrator may elect to treat all or part of such contributions as if they were Salary Deferral Contributions for purposes of Subsection (f)(i) above.

Employer matching contributions meet the requirements of this Subsection (f)(iii) if they are always fully vested when made, and they are subject to the limitations on distribution of Section 1165(e)(2)(B) of the PR Code.

The Employer may make Qualified Matching Contributions under the Plan on behalf of Participants who are in the Lower Paid Group in an amount as is needed to meet the requirements of Subsection (e) above.

(g)           Monitoring Participants’ Deferral Percentages; Adjustments. The Plan Administrator will monitor Participant’s deferral percentages to insure compliance with the requirements of Subsection (e) above. Any adjustments in Participants’ elections or actual Salary Deferral Contributions necessary to meet the requirements of Subsection (e) will be made as follows. The Plan Administrator will reduce the deferral percentage of the Participant (or Participants) in the Higher Paid Group with the highest deferral percentage until it reaches the deferral percentage of the Participant (or Participants) in the Higher Paid Group with the next highest deferral percentage; next the Plan Administrator will reduce the deferral percentages of both or all such Participants until they reach that of the Participant with the then next highest deferral percentage; and so on. The foregoing reductions will be made only to the extent necessary to meet the requirements of Subsection (e).

(i)           Excess Contributions. The Plan Administrator will adjust Salary Deferral Contributions elections by Participants in the Higher Paid Group in accordance with the preceding paragraph at such time or times before or during a Plan year as the Plan Administrator deems advisable to insure that the requirements of Subsection (e) are met as of the last day of the Plan Year.

If, notwithstanding the preceding paragraph, the requirements of Subsection (e) are not met as of the last day of a Plan year, such adjustments may be made after the end of a Plan year in one or a combination of the following ways: (A) paying to a Participant the amount of his Excess Contributions plus earnings (or losses) on such excess, (B) to the extent allowed in the PR Code or regulations thereunder, recharacterizing the Excess Contributions of such a Participant as Voluntary Contributions during such year, or (C) in the Employer’s discretion, by making Qualified Non-Elective Contributions or Qualified Matching Contributions on behalf of Employees in the Lower Paid Group in the amount needed so that the requirements of Subsection (e) are met.  For purposes of the preceding sentence, any such payment or recharacterization of Excess Contributions will be designated as such by the Employer, and will be made by the end of the succeeding Plan Year to avoid Plan disqualification. For purposes of clause (B) of such sentence, recharacterizing will be available only if the Adoption Agreement permits Voluntary Contributions.

A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distributions requirements as Salary Deferral Contributions. Amounts may not be Recharacterized by an Employee in the Higher Paid Group to the extent that such amount in combination with other Voluntary Contributions made by that Employee would exceed any stated limit under the Plan on Voluntary Contributions.

Recharacterization must occur no later than two and one-half month after the last day of the Plan year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Employee in the Higher Paid Group is informed in writing of the amount Recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s taxable year in which the Participant would have received them in cash.

Determination of Income or Loss: Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (A) income or loss allocable to the Participant’s Salary Deferral Contributions Subaccount for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s Account balance attributable to Salary Deferral Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both (if used in computing the Participant’s deferral percentage under Section 4.4(f), without regard to any income or loss occurring during such Plan Year; and (B) six percent of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Plan year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Distribution of Excess Contributions: A distribution of Excess Contributions under this section may be made notwithstanding any otherwise applicable restrictions or spousal consent requirements on distributions.

(ii)           Excess Salary Deferrals. Excess Salary Deferrals plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Salary Deferrals were assigned for the preceding year.

Determination of Income or Loss: Excess Salary Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Salary Deferrals is the sum of: (A) income or loss allocable to the Participant’s Salary Deferral Contributions Subaccount for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Salary Deferrals for the year and the denominator is the Participant’s Account balance attributable to Salary Deferral Contributions without regard to any  income or loss occurring during such taxable year; and (B) six percent of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution,  counting the month of distribution if distribution occurs after the 15th of such month.

A withdrawal of an excess under this section may be made notwithstanding any otherwise applicable restrictions or spousal consent requirement.

(h)           Treatment of Participant Who Reaches $8,000 Limit. If a participant makes Salary Deferral Contributions in the calendar year equal to $8,000 or 10%, as amended from time to time as established from time to time by the PR Code Section 1165(e), his Salary Deferral Contributions will immediately cease.

4.5           Rollover Contributions.

(a)           Subject to the approval of the Plan Administrator, an Employee who has participated in any other qualified plan described in Section 1165(a) of the PR Code shall be permitted to make a Rollover Contribution in the form of cash to the Plan of an amount received by the Employee that is attributable to participation in such other plan, provided that the Rollover Contributions complies with the requirements of Section 1165(b)(2) of the PR Code.

(b)           Any transfer of assets accepted under this Section shall be credited to the Participant’s direct transfer Subaccount and shall be separately accounted for at all times and shall remain subject to the provisions of the transfer or plan (as it existed at the time of such transfer) to the extent required by Section 204(g) of ERISA (including, but not limited to, any rights to Qualified Joint and Survivor

Annuities and Qualified Preretirement Survivor Annuities) as if such provisions were part of the Plan. In all other respects, however, such transferred assets will be subject to the provisions of the Plan.

(c)           Assets accepted under this Section shall be fully vested and nonforfeitable.

(d)           Before approving such a direct transfer, the Plan Administrator may request from the participant or the Employer (or the prior employer) any documents the Plan Administrator, in its discretion, deems necessary for such direct transfer.

ARTICLE V
ALLOCATIONS

5.1           Individual Accounts. The Plan Administrator shall establish and maintain an Account in the name of each Participant. The Account shall contain the following Subaccounts:

(a)           A money purchase contribution Subaccount to which shall be credited each such Participant’s share of (i) Employer Contributions under Section 4.1(a); (ii) the net earnings or net losses on the investment of the assets of the Plan, including dividends, capital gain distributions and other earnings; and (iii) distributions;

(b)           A profit-sharing Contribution Subaccount to which shall be credited each such Participant’s share of (i) Employer Contributions under Section 4.1(b); (ii)  the net earnings or net losses on the investment of the assets of the Plan, including dividends, capital gain distributions and other earnings; and (iii) distributions;

(c)           A matching contribution Subaccount to which shall be credited each such participant’s share of (i) Employer Contributions under Section 4.1(c); (ii) the net earnings or net losses on the investment of the assets of the Plan, including dividends, capital gain distributions and other earnings; and (iii) distributions;

(d)           A Voluntary Contribution Subaccount to which shall be credited Voluntary Contributions by the Participant under Section 4.3; (ii) the net earnings or losses on the investment of the assets of the Plan, including dividends, capital gain distributions and other earnings; and (iii) distributions;

(e)           An Salary Deferral Contribution Subaccount to which shall be credited (i) Salary Deferral Contributions by the Participant under Section 4.4; (ii) Qualified Matching Contributions by the Employer under section 4.4(f)(iii); (iii) Qualified Non-Elective Contributions by the Employer under Section 4.4(f)(ii), (iv) the net earnings or net losses on the investment of the assets of the Plan, including dividends, capital gain distributions and other earnings; and (v) distributions;

(f)           A Rollover Subaccount to which shall be credited (i) Rollover Contributions to the Plan by the Employee under Section 4.5; (ii) the net earnings or net losses on the investment of the assets of the Plan, including dividends, capital gain distributions and other earnings; and (iii) distributions;

(g)           A direct transfer Subaccount to which shall be credited (i) contributions to the Plan accepted under Section 4.6; (ii) the net earnings or net losses on the investment of the assets of the Plan, including dividends, capital gain distributions and other earnings received on any Shares; and (iii) distributions.

5.2           Allocation of Employer Contributions and Forfeitures.

(a)           All money purchase contributions for a given Plan Year shall be allocated to the Account of the Participant for whom such contributions were made. Any forfeiture from a Participant’s money purchase contribution Subaccount arising under the Plan for a given Plan Year shall be applied as specified in the Adoption Agreement either: (i) to reduce the Employer Contribution in that year, or if in excess of the Employer Contribution for such Plan Year, the excess amounts shall be used to reduce the Employer Contribution in the next succeeding Plan Year or Years or (ii) to be added to the Employer contributions and allocated accordingly.

(b)           All profit-sharing contributions for a given Plan year shall be allocated to the Account of each participant in the ratio that such Participant’s Compensation bears to the Compensation of all Participants. However, if the profit-sharing contribution formula selected in the Adoption Agreement is integrated with social security, profit-sharing contributions for the Plan Year will be allocated to Participant’s Accounts as elected in the Adoption Agreement. Any forfeiture from a Participant’s profit-sharing contribution Subaccount arising under the Plan for a given Plan Year shall be applied as specified in the Adoption Agreement either: (i) to reduce the Employer Contribution in that year, or if in excess of the Employer Contribution for such Plan Year, the excess amounts shall be used to reduce the Employer Contribution in the next succeeding Plan Year or Years or (ii) to be added to the Employer Contributions and allocated accordingly.

(c)           All matching contributions for a given Plan Year shall be allocated to the Account of the Participant for whom such contributions were made. Any forfeiture from a Participant’s matching contribution Subaccount arising under the Plan for a given Plan Year shall be applied as specified in the Adoption Agreement either: (i) to reduce the Employer Contribution in that year, or if in excess of the Employer Contribution for such Plan year, the next succeeding Plan Year or Years or (ii) to be added to the Employer Contributions and allocated accordingly.

(d)           Notwithstanding anything in (a), (b) or (c) above to the contrary, forfeitures arising under a Participant’s money purchase contribution Subaccount,

profit-sharing contribution Subaccount or matching contribution Subaccount, will only be used to reduce the contributions of the Participant’s Employer who adopted this Plan, or reallocated only for the benefit of Employees of the
Participant’s Employer who adopted this Plan.

5.3           Withdrawals and Distributions. Any distribution to a participant or his Beneficiary, any amount transferred from a Participant’s Account directly to the Plan of any other qualified plan described in Section 1165(a) of the PR Code or from an individual retirement plan or an annuity as described in the PR Code, or any withdrawal by a Participant shall be charged to the appropriate Subaccount(s) of the Participant as of the date of the distribution or the withdrawal.

5.4           Determination of Value of Plan Assets and of Net Earnings or Losses. As of each Valuation Date, the Plan Administrator shall determine for the period then ended the sum of the net earnings or losses of the Employer Plan which shall reflect accrued but unpaid interest, dividends, gains, or losses realized from the sale, exchange or collection of assets, other income received, appreciation in the fair market value of assets, depreciation in the fair market value of assets,  administration expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date and the value as of the date of the current Valuation Date.

5.5           Allocation of Net Earnings or Losses.

(a)           As of each Valuation Date, the net earnings or losses of allocation the Employer Plan (excluding with respect to assets specifically to a specific Participant’s Subaccount income gains and/or losses attributable to any assets, all of which shall be specifically allocated to such Participant’s Subaccount) for the Valuation Period then ending shall be allocated to the Accounts of all Participants having credits in the Plan both on such date and at the beginning of such Valuation Period. Such allocation shall be made by the application of a fraction, the numerator of which is the value of the Account (excluding the value of assets specifically allocated to a Participant’s Subaccount) of a specific Participant as of the immediately preceding Valuation Date, reduced by any distributions or transfers therefrom and increased by any Rollover Contributions or transfers thereto since such preceding Valuation Date, and the denominator of which is the total value of all such Accounts (excluding the value of assets specifically allocated to the Subaccounts of all Participants) as of that preceding Valuation Date.

(b)           To the extent that assets are specifically allocated to a specific Participant’s Subaccount, income gains and/or losses attributable to any such assets, all shall be allocated to such Participant’s Subaccount.

5.6           Responsibilities of the Plan Administrator. The Plan Administrator shall maintain accurate records with respect to the contributions made by or on behalf of Participants under the Plan, and shall allocate all Plan contributions among the separate Accounts of participants in accordance with Section 5.1 above. In making any such allocation, the Plan Administrator shall be fully entitled to rely on the instructions furnished by the Employer, and shall be under no duty to make any inquiry or investigation with respect thereto.

ARTICLE VI
TRUST FUND

6.1           Receipt and Investment of Contributions by Trustee. All contributions to the Trust that are received by the Trustee, together with any earnings thereon, shall be held, managed and administered by the Trustee in accordance with the terms and conditions of the Deed of Trust and the Plan and, unless otherwise provided in the Deed of Trust. The Trustee shall use PENSION ADMINISTRATORS GROUP, INC. to perform recordkeeping functions. The Trustee shall be subject to the proper directions of the Employer or the Plan Administrator made in accordance with the terms of the Plan and, to the extent applicable, ERISA.

6.2           Investment Responsibility.

(a)           If the Employer elects in the Adoption Agreement to exercise investment authority and responsibility, the selection of the investments in which assets of the Trust are invested shall be the responsibility of the Employer.

(b)           If the Adoption Agreement so provides and the Employer elects to permit each Participant or Beneficiary to select the investments in his Account, no person, including the Trustee, the Employer and the Plan Administrator, shall be liable for any loss or for any breach of fiduciary duty which results from such Participant’s or Beneficiary’s exercise of control.

(c)           If the Adoption Agreement so provides and the Employer elects to permit each Participant or Beneficiary to select the investment in his Account, the Employer or the Plan Administrator must complete a schedule of participant designations.

(d)           If Participants and Beneficiaries are permitted to select the investment in their Accounts, all investment-related expenses, including administrative fees charged by brokerage houses, may be charged against the Accounts of the Participants.

(e)           The Plan Administrator may change the Funds, or subject to such reasonable restrictions as may be imposed by the Trustee for administrative convenience, may submit an amended schedule of participant designations. Such amended documents may provide for a variance in the percentages of contributions to any particular Fund.

6.3           Investment Limitations. The Trustee may impose reasonable investment limitations on the Employer and the Plan Administrator relating to the minimum percentage of Trust assets to be invested in the Funds.

ARTICLE VII
VESTING

7.1           Employee Voluntary Contributions, Salary Deferral Contributions and Earnings. The participant’s Voluntary Contributions Subaccount and Salary Deferral Contribution Subaccount shall be fully vested and nonforfeitable at all times and no forfeitures will occur as a result of an Employee’s withdrawal of Voluntary Contributions or Salary Deferral Contributions.

7.2           Rollovers, Transfers and Earnings. The participant’s Rollover Contribution Subaccount and direct transfer Subaccount shall be fully vested and nonforfeitable at all times.

7.3           Employer contributions and Earnings. Notwithstanding the vesting schedule elected by the Employer in the Adoption Agreement, the Participant’s money purchase contribution Subaccount, profit-sharing contribution Subaccount and matching contribution Subaccount shall be fully vested and nonforfeitable upon the Participant’s death, Disability or attainment of Normal and Early Retirement Age. In the absence of any of the preceding events, the Participant’s money purchase contribution Subaccount, profit-sharing contribution Subaccount and matching contribution Subaccount shall vest in accordance with a minimum vesting schedule specified in the Adoption Agreement. The schedule must be at least as favorable to Participants as either schedule (a) or (b) below.

(a)           Graduated vesting according to the following schedule:

(1)	(2)	(3)
Minimum
Years	Vested	Required
of Service	Percentage	Percentage
Less than 1	- - - - -	0
At least 1	- - - - -	0
At least 2	- - - - -	20
At least 3	- - - - -	40
At least 4	- - - - -	60

At least 5	- - - - -	80
At least 6	- - - - -	100
At least 7	- - - - -	100

(b)           Full one hundred percent (100%) vesting after no more than three (3) Years of Service.

7.4           Amendments to Vesting Schedule.

(a)           If the plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the participant’s nonforfeitable percentage, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

(b)           The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)             sixty (60) days after the amendment is adopted;

(ii)            sixty (60) days after the amendment becomes effective; or

(iii)           sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

(c)           No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Account balance may be reduced to the extent permitted under Section 302(c)(8) of ERISA. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant’s Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the cases of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

7.5           Determination of Years of Service. For purposes of determining the vested and nonforfeitable percentage of the Participant’s Employer Contribution Subaccount, all of the participant’s Years of Service with the Employer or an Affiliated Employer shall be taken into account. If specified in the Adoption

Agreement, Years of Service with a predecessor employer will be treated as service for the Employer, provided, however, that if the Employer maintains the plan of a predecessor employer, Years of Service with such employer will be treated as service with the Employer without regard to any election.

7.6           Forfeiture of Non-Vested Amounts

(a)           Any portion of a Participant’s Account that is not vested shall be forfeited as of the last day of the Plan Year. Any amounts thus forfeited shall be reallocated as provided in Article 5 and shall not be considered part of a Participant’s Account in computing his vested interest. The remaining portion of the participant’s Account will be nonforfeitable.

7.7           Reinstatement of Benefit. If a benefit is forfeited because a Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary. See Code Treasury Regulation Section 1.411-(a)-4(b)(6).

ARTICLE VIII
JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1           General. The provisions of this Article shall apply to any participant who has at least one (1) Hour of Service with the Employer on or after August 23, 1984.

8.2           Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election (as defined in Section 8.4) within the ninety (90) day period ending on the Annuity Starting Date (as defined in Section 8.4), a married Participant’s Vested Account Balance (as defined in Section 8.4) will be paid in the form of a Qualified joint and Survivor Annuity (as defined in Section 8.4) and an unmarried Participant’s Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age (as defined in Section 8.4) under the Plan. Benefits payable under this section shall be provided through the purchase and distribution of a nontransferable immediate or deferred annuity contract, on an individual or group basis, issued by an insurance company selected by the Plan Administrator.

8.3           Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period (as defined in Section 8.4) pursuant to a Qualified Election (as defined in Section 8.4), if a Participant dies before the Annuity Starting Date (as defined in Section 8.4, then 50% of the Participant’s Vested Account Balance (as defined in Section 8.4) shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. However, the amount of the Participant’s employee-derived Account balance allocated to the Surviving Spouse will have the same proportion as the employee-derived Account balance is to the total Account balance of the Participant. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after Participant’s death.

8.4           Definitions.

(a)           Election Period.

(i)           The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Account balance as of the date of separation, the Election Period shall begin on the date of separation.

(ii)           A Participant who has not yet attained age thirty-five (35) as of the end of any current Plan year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 8.5. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Article.

(b)           Earliest Retirement Age. The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(c)           Qualified Election.

(i)           A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless:

(1)           the Participant’s Spouse consents in writing to the election;

(2)           the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

(3)           the Spouse’s consent acknowledges the effect of the election; and

(4)           the Spouse’s consent in witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

(ii)           Any consent by a Spouse obtained under this provision (or establishment that the consent of Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 8.5.

(d)           Qualified Joint and Survivor Annuity. An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which equals fifty percent (50%) of the amount of the annuity which is the amount of benefit which can be purchased with the Participant’s Vested Account Balance.

(e)           Spouse (Surviving Spouse). The Spouse or Surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 206(d) of ERISA.

(f)           Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or any other form.

(g)           Vested Account Balance. The aggregate value of the Participant’s Vested Account balances derived from Employer and Employee contributions (including Rollover Contributions and direct transfers), whether vested before or upon death. The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer Contributions or Employee contributions (or both) at the time of death or distribution.

8.5           Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant a written explanation of:

(i)             the terms and conditions of a Qualified Joint and Survivor Annuity;

(ii)            the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

(iii)           the rights of a Participant’s Spouse; and

(iv)           the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(b)           In the case of a Qualified Preretirement Survivor Annuity as described in Section 8.3, the Plan Administrator shall provide each participant within the applicable period for such participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Subsection (a) applicable to a Qualified Joint and Survivor Annuity.

(c)           The applicable period for a Participant is whichever of the following periods ends last:

(i)             the period beginning with the first day of the Plan Year in which the participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the participant attains age thirty-five (35);

(ii)            a reasonable period ending after the individual becomes a participant;

(iii)           a reasonable period ending after Subsection (e) ceases to apply to the Participant;

(iv)           a reasonable period ending after this Article first applies to the participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the cases of a Participant who separates from service before attaining age thirty-five (35).

(d)           For purposes of applying Subsection (c), a reasonable period ending after the enumerated events described above in Subsections (ii), (iii) and (iv) is the end of the two-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(e)           Notwithstanding the other requirements of this section, the respective notices prescribed by this Section need not be given to a Participant if:

(i)           the Plan “fully subsidizes” the cost of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity; and

(ii)           the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a nonspouse Beneficiary.

For purposes of this Subsection, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the participant, may result from the participant’s failure to elect another benefit.

8.6           Safe Harbor Rules.

(a)           This section shall apply to a Participant in a profit-sharing plan if the following conditions are satisfied:

(i)           the Participant does not or cannot elect payments in the form of a life annuity; and

(ii)           on the death of a Participant, the Participant’s Vested Account Balance will be paid to the Participant’s Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then the Participant’s Designated Beneficiary.

(b)           Distribution of the Vested Account Balance in accordance with Article 10 shall commence within the ninety (90) day period following the date of the Participant’s death or at such later time as the Surviving Spouse may elect. The Account balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of Account balances for other types of distributions.

(c)           This section shall not be operative with respect to the portion of a participant’s Vested Account Balance in a profit-sharing plan representing a direct or indirect transfer of assets from a defined benefit plan, a money purchase retirement plan, a target benefit plan, a stock bonus plan or a profit-sharing plan which is subject to the survivor annuity requirements of Section 205 of ERISA. In the case of assets for which this section is operative, the provisions of this Article, other than Section 8.7, shall be inoperative.

(d)           The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfied the conditions of Section 8.4(c) (other than the notification requirement referred to therein) that would apply to the participant’s waiver of the Qualified Preretirement Survivor Annuity.

(e)           For purposes of this section, Vested Account Balance shall have the same meaning as provided in Section 8.4(g).

8.7           Transitional Rules.

(a)           Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Article must be given the opportunity to elect to have the prior sections of this Article apply if such participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such participant had at least ten (10) years of vesting service when he or she separated from service.

(b)           Any living participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Subsection (d).

(c)           The respective opportunities to elect (as described in subsections (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said participants.

(d)           Any Participant who has elected pursuant to Subsection (b) and any Participant who does not elect under Subsection (a) or who meets the requirements of Subsection (a) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(i)           Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(1)           begins to receive payment under the Plan on or after Normal Retirement Age; or

(2)           dies on or after Normal Retirement Age while still working for the Employer; or

(3)           begins to receive payments on or after the Qualified Early Retirement Age; or

(4)           separates from service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six (6) months before the Participant attains qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the participant at any time.

(ii)           Election of Early Survivor Annuity. A participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the date before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age; or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

(e)           The following terms shall have the meanings specified herein:

(i)           Qualified Early Retirement Age. The latest of:

(1)           the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits;

(2)           the first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

(3)           the date the Participant begins participation.

(ii)           Qualified Joint and Survivor Annuity. An annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 8.4(d).

ARTICLE IX
DISTRIBUTION PROVISIONS

9.1           Distribution Before Break in Service.

(a)           If an Employee terminates service, and the value of the Employee’s Vested Account Balance derived from Employer and Employee contributions is not greater than five thousand dollars ($5,000), the Employee will receive a distribution of the value of the entire vested portion of such Account balance in a lump sum in cash and the nonvested portion will be deemed an immediate forfeiture. For purposes of this section, if the value of the vested portion of an Employee’s Account balance is zero, the Employee shall be deemed to have received a distribution thereof.

(b)           If an Employee terminates service and elects, in accordance with this Article, to receive the value of the vested portion of his Account balance, the nonvested portion will be deemed an immediate forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Account balance derived from Employer Contributions, the part of the nonvested portion that will be deemed an immediate forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer Contributions and the denominator of which is the total value of the vested portion of the Account balance derived from Employer Contributions.

(c)           If an Employee receives a distribution pursuant to this Section and the Employee resumes employment covered under this Plan, the portion of the Employee’s Account balance derived from Employer Contributions will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive one (1) year Breaks in Service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this Section, and the Employee resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive one (1) year Breaks in Service, upon the reemployment of such Employee, the Employer-derived Account balance of the Employee will be restored to the amount on the date of such deemed distribution.

9.2           Restrictions on Immediate Distributions.

(a)           If the value of the vested portion of a Participant’s Account balance derived form Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) five thousand dollars ($5,000) and the Account balance is immediately distributable, the Participant and the Participant’s Spouse

(or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Account balance. The consent of the Participant and the Participant’s Spouse shall be obtained in writing within the ninety (90) day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 205(c)(3) of ERISA, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.

(b)           Notwithstanding the provisions of Subsection (a), only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 8.6 of the Plan, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Upon termination of this Plan, if the Plan does not offer an annuity option (purchased form a commercial provider), the Participant’s Account balance may, without the Participant’s consent, be distributed to the Participant or transferred to another defined contribution plan sponsored by an Affiliated Employer.

(c)           An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained of not deceased) the later of Normal Retirement Age.

9.3           Commencement of Benefits.

(a)           Unless the Participant elects otherwise, distribution of benefits will begin as soon as is reasonably practicable after the latest of the close of the Plan Year in which:

(i)             The Participant attains age sixty-five (65) (or Normal Retirement Age, if earlier);

(ii)            the 10th anniversary of the year in which the Participant commenced participation in the Plan occurs; or

(iii)           the Participant terminated service with the Employer.

(b)           Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 9.2 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

9.4           Early Retirement With Age and Service Requirement. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

9.5           Nontransferability of Annuities. Any annuity contract distributed herefrom must be nontransferable.

9.6           Conflicts With Annuity Contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

9.7           Limitation on Distributions to Owner-Employees. Notwithstanding any other provision of this Plan, no distribution of benefits may be made to an Owner-Employee before the Owner-Employee attains age 59 1/2 or becomes disabled, unless in the Adoption Agreement the Employer provided for an early retirement age that is less than 59 1/2 years of age. For purposes of this section only, an Owner-Employee shall be deemed disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for an extended period of time.

ARTICLE X
MODES OF DISTRIBUTION

10.1           General Rule.

(a)           Subject to Article 8, the requirements of this Article shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan.

10.2           Designation of Beneficiary. Subject to the rules of Article 8, a Participant (or former Participant) may designate from time to time (i) any person or persons (who may be designated contingently or successively and may be an entity other than a natural person) as his Beneficiary who will be entitled to receive any undistributed amounts credited to the Participant’s separate Account under the Plan at the time of the Participant’s death and (ii) the manner in which such undistributed amounts shall be paid.

Any such designation by a Participant shall be made in writing in the manner prescribed by the Plan Administrator, and shall be effective only when filed with the Plan Administrator during the Participant’s lifetime. A Participant may change or revoke his designation at any time in the manner prescribed by the Plan Administrator. If the Designated Beneficiary (or each of the Designated Beneficiaries) predeceases the Participant, the Participant’s beneficiary designation shall be effective. If no Beneficiary designation is in effect at the time of the Participant’s death, his Beneficiary shall be his Surviving Spouse or, if there is no Surviving Spouse, his estate.

10.3           Optional Forms of Benefit.

(a)           Except to the extent benefits are required to be paid in the form of an Automatic Joint and Survivor Annuity under Article 8, any amount which a Participant shall be entitled to receive under the Plan shall be distributed in one or a combination of the following ways:

(i)             in a lump sum payment of cash;

(ii)            in a lump sum payment including a distribution in kind as of the date of distribution;

(iii)           in substantially equal monthly, quarterly, or annual installment payments of cash, or a distribution in kind, over a certain period;

(iv)           if permitted by PENSION ADMINISTRATORS GROUP, INC., in monthly, quarterly, or annual installment payments of cash, or the distribution in kind; or

(v)           by application of the Participant’s vested Account to the purchase of a nontransferable immediate or deferred annuity contract, on an individual or group basis issued by an insurance company selected by the Plan Administrator.

(b)           If the Participant fails to select a method of distribution except as may be required by Article 8, all amounts which he is entitled to receive under the Plan shall be promptly distributed to him in a lump sum payment which, in the discretion of the Plan Administrator, may be all in cash or may include a distribution in kind.

ARTICLE XI
WITHDRAWALS

11.1           Withdrawal of Voluntary Contributions. Subject to the Qualified Election requirements of Article 8 and Section 11.4, any Participant who has made Voluntary Contributions may, upon thirty (30) days’ notice in writing filed with the Plan Administrator, have paid to him all or any portion of the balance in his Voluntary Contribution Subaccount. A Participant who makes a withdrawal under this Section shall not be allowed to make any Voluntary Contributions during the six month period following the date of the distribution and will forfeit any Matching Contribution by the Employer on the Voluntary Contributions withdrawn.

11.2           Withdrawals of Salary Deferral. Contributions.

(a)           In General. Subject to the Qualified Election requirements of Article 8 and Section 11.4, a Participant who has made Salary Deferral Contributions may, upon thirty (30) days’ notice in writing filed with the Plan Administrator, make withdrawals from his Salary Deferral Contribution Subaccount in the event of financial hardship only. The maximum withdrawal from the Participant’s Salary Deferral Contribution Subaccount is the lesser of the amount of his Salary Deferral Contributions, without earnings or investment gains, or the amount needed to alleviate his financial hardship.

(b)           Financial Hardship.

(i)            A financial hardship withdrawal will be on account if the Participant has an immediate and heavy financial need and the withdrawal is necessary to meet the need.

(ii)           A withdrawal will be deemed to be on account of an immediate and heavy need if it is caused by (A) a deductible medical expense incurred by the Participant or his spouse, children or dependent; (B) purchase of the Participant’s principal residence (not including mortgage payments); (C) tuition payments for the next semester or quarter of a post-secondary education for the Participant or his spouse, child or dependent; (D) rent or mortgage payments to prevent the Participant’s eviction from or the foreclosure of the mortgage on his principal residence; or (E) such other event or circumstance as the Puerto Rico Treasury Department permits.

(iii)          A withdrawal will be deemed necessary to satisfy the Participant’s financial needs if either (A) the Participant has made all non-hardship withdrawals; or (B) the Participant satisfies such other requirements as may be prescribed by the Puerto Rico Treasury Department.

(iv)          A Participant must establish to the Plan Administrator’s satisfaction both that the participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need, as provided in Subsections (ii) and (iii) above.

A Participant’s application for a hardship withdrawal will be in writing on such form and containing such information (or other evidence or materials establishing the Participant’s financial hardship) as the Plan Administrator may require. The

Plan Administrator’s determination of the existence of an the amount needed to meet a financial hardship will be binding on the Participant.

(c)           Notwithstanding Subsection (b) above, to the extent provided in the Adoption Agreement, a Participant may make financial hardship withdrawals.

11.3           Manner of Making Withdrawals. Any withdrawal by a Participant under the Plan shall be made only after the Participant files a written request with the Plan Administrator specifying the nature of the withdrawal and the amount of funds requested to be withdrawn. Upon approving any withdrawal, the Plan Administrator shall make the withdrawal in a lump sum payment of cash or a distribution in kind to the Participant. In making any withdrawal payment, the Plan Administrator shall be fully entitled to rely on the instruments furnished by the Employer, and shall be under no duty to make any inquiry or investigation with respect thereto. Unless Section 8.6 is applicable, if the Participant is married, his Spouse must consent to the withdrawal pursuant to a Qualified Election (as defined in Section 8.4(c)) within the ninety (90) day period ending on the date of the withdrawal.

11.4           Limitations on Withdrawals. The Plan Administrator may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times a Participant may make a withdrawal under the Plan during any Plan Year, and the minimum amount a Participant may withdraw on any single occasion.

ARTICLE XII
ADMINISTRATION

12.1           Duties and Responsibilities of Fiduciaries; Allocation of Fiduciary Responsibility. A fiduciary to the Plan shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Plan and the Deed of Trust. In general, the Employer shall have the sole responsibility for making contributions to the Plan required under Article 4; appointing the Plan Administrator, and determining the Funds available for investment under the Plan. The Plan Administrator shall have the sole responsibility for the administration of the Plan, as more fully described in Section 12.2. It is intended that each fiduciary shall be responsible only for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and the Deed of Trust, and shall not be responsible for any act of failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

12.2           Powers and Responsibilities of the Plan Administrator.

(a)           Administration of the Plan. The Plan Administrator shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual’s eligibility to participate in the Plan; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits in accordance with Section 12.7; to appoint or employ advisors, including legal counsel; and to render advice with respect to any of the Plan Administrator’s responsibilities under the Plan. Any construction, interpretation or application of the Plan by the Plan Administrator shall be final, conclusive and binding. All actions by the Plan Administrator shall be taken pursuant to uniform standards applied to all persons similarly situated. The Plan Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

(b)           Records and Reports. The Plan Administrator shall be responsible for maintaining sufficient records to reflect the age and marital status of each Participant, the Eligibility Computation Periods in which an Employee is credited with one or more Years of Service for purposes of determining his eligibility to participate in the Plan, and the Compensation of each Participant for purposes of determining the amount of contributions that may be made by or on behalf on the Participant under the Plan. The Plan Administrator shall be responsible for submitting all required reports and notifications relating to the Plan to Participants or their Beneficiaries, the Office of the Commissioner of Financing Institutions of Puerto Rico, the Puerto Rico Treasury Department, the U.S. Internal Revenue Service and the Puerto Rico and United States Department of Labor. All such records shall be conclusive of the matters contained therein for all purposes except that a Participant may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if, within ninety (90) days after such request he furnishes in support thereof a birth certificate, baptismal certificate or other documentary proof of age satisfactory to the Plan Administrator.

(c)           Furnishing Trustee with Instructions. The Plan Administrator shall be responsible for furnishing the Trustee with written instructions regarding all contributions to the Trust, all distributions to Participants in accordance with Article 9 and all withdrawals by Participants in accordance with Article 11. In addition, the Plan Administrator shall be responsible for furnishing the Trustee with any further information respecting the Plan which the Trustee may request for the performance of its duties or for the purpose of making any returns to the Puerto Rico Treasury Department, the U.S. Internal Revenue Service or U.S. Department of Labor as may be required of the Trustee.

(d)           Rules and Decisions. The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

(e)           Application and Forms for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Plan Administrator and the Trustee may rely upon all such information so furnished to it, including the Participant’s or Beneficiary’s current mailing address.

(f)           Facility of Payment. Whenever, in the Plan Administrator’s opinion, a person entitled to receive a payment of a benefit or installment thereof is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, it may direct the Trustee to make payments to such person or to the legal representative or to a relative or friend of such person for that person’s benefit, or it may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

12.3           Allocation of Duties and Responsibilities. The Plan Administrator may, by written instrument, allocate among its members or employees any of its duties and responsibilities not already allocated under the Plan or may designate persons other than members or employees to carry out any of the Plan Administrator’s duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities allocated to him.

12.4           Appointment of the Plan Administrator. The Employer shall designate in the Adoption Agreement the Plan Administrator who shall administer the Employer’s Plan. Such Plan Administrator may consist of an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), or the Employer itself. The Plan Administrator shall be charged with the full power and the responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator by the Employer is not serving as such for any reason, the Employer shall be deemed to the Plan Administrator of the Plan. The Plan Administrator may be remove by the Employer, or may resign by giving notice in writing to the Employer, and in the event of the removal, resignation, or death, or other termination of service by the Plan Administrator, the Employer shall, as soon as practicable, appoint a successor Plan Administrator, such successors thereafter to have all the rights, privileges, duties and obligations of the predecessor Plan Administrator.

12.5           Expenses. The Employer shall pay all expenses authorized and incurred by the Plan Administrator in the administration of the Plan.

12.6           Liabilities. The Plan Administrator and each person to whom duties and responsibilities have been allocated pursuant to Section 12.3 shall be indemnified and held harmless by the Employer with respect to any alleged breach of responsibilities performed or to be performed hereunder. The Employer and each Affiliated Employer shall indemnify and hold harmless PENSION ADMINISTRATORS GROUP, INC. against all claims, liabilities, fines, and penalties, and all expenses reasonably incurred by or imposed upon him (including, but not limited to, reasonable attorneys fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan.

12.7           Claims and Review Procedures.

(a)           Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain: (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review.

Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)           Review Procedure. Within 60 days after the date on which a person receives written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may: (i) file a written request with the Administrator for a review of the denied claim and of pertinent documents, and (ii) submit written issues and comments to the Administrator.

The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

ARTICLE XIII
AMENDMENT, TERMINATION, AND MERGER

13.1           PENSION ADMINISTRATORS GROUP, INC.’s Power to Amend. PENSION ADMINISTRATORS GROUP, INC. may amend any part of the Plan or Adoption Agreements at any time and from time to time.

13.2           Amendment by Adopting Employer. Subject to giving written notice to PENSION ADMINISTRATORS GROUP, INC. by delivery of a copy of the change signed by the Employer, the Employer may change its choice of options in the Adoption Agreement.

13.3           Plan Termination, Discontinuance of Employer Contributions.

(a)           The Employer may terminate the Plan at any time in whole or in part. In the event of the dissolution, merger, consolidation, or reorganization of the Employer, the Plan shall automatically terminate as provided in paragraph (b) below unless the Plan is continued by a successor employer in accordance with Section 13.4.

(b)           Upon the complete or partial termination of the Plan or the complete discontinuance of Employer Contribution under the Plan, the separate Account of each Participant affected thereby shall become fully vested and nonforfeitable, and the Plan Administrator shall distribute assets remaining in the Trust, after payment of any expenses properly chargeable thereto, to Participants or their Beneficiaries, unless directed by the Employer to continue the Trust and distribute Participants’ Accounts at such other time and in such other nondiscriminatory manner as the Employer shall designate, provided that such distribution shall be in accordance with the provisions of Articles 9 and 10. Upon the completion of such distribution, the Plan Administrator shall be relieved of all further liability with respect to the assets so distributed.

13.4           Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust shall be continued by the successor employer, in which case such successor employer shall be substituted for the Employer under the Plan. The substitution of the successor employer shall constitute an assumption of Plan liabilities by the successor employer, and the successor Employer shall have all powers, duties, and responsibilities of the Employer under the Plan.

13.5           Merger, Consolidation, or Transfer. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or such other plan the terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

ARTICLE XIV
MISCELLANEOUS

14.1           Exclusive benefit of Participant and Beneficiaries.

(a)           All assets of the Plan and Trust shall be retained for the exclusive benefit of Participants and their Beneficiaries, and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust. The assets of the Plan and Trust shall not revert to the benefit of the Employer, except as otherwise specifically provided in Section 14.1(b).

(b)           To the extent permitted or required by ERISA and the PR Code, contributions to the Plan are subject to the following conditions:

(i)           If a contribution or any part thereof is made to the Plan and Trust, if applicable, by the Employer under a mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after the date the contribution is made;

(ii)           In the event the Plan is determined not to meet the initial qualification requirements of Section 1165(a) of the PR Code, contributions made in respect of any period of which such requirements are not met shall be returned to the Employer within one (1) year after the Plan is determined not to meet such requirements, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Puerto Rico Treasury Secretary may prescribe.

(iii)           Contributions to the Plan and Trust, if applicable, are specifically conditioned on their deductibility under the PR Code and, to the extent a deduction is disallowed for any such contribution, such amount shall be returned to the Employer within one (1) year after the date of the disallowance of the deduction.

14.2           Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

14.3           Rights to Plan Assets. No Employee, Participant, or Beneficiary shall have any right to, or interest in, any assets of the Plan upon termination of employment or otherwise, except as provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Plan.

14.4           Nonalienation of Benefits. No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 206(d) of ERISA, or any domestic relations order entered before January 1, 1985.

14.5           Aggregation Rules.

(a)           If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 1165(a) and (g) of the PR Code for the Employees of this and all other trades or businesses.

(b)           If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Section 1165(a) of the PR Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

(c)           If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contribution or benefits which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

(d)           For purposes of paragraphs (a), (b), and (c), an Owner- Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

(i)           own the entire interest in an unincorporated trade or business; or

(ii)           in the case of a special partnership, own more than fifty percent (50%) of either the capital interest or the profit interest in a special partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning an interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

14.6           Failure of Qualification. If this Plan or any part of it fails to attain or retain qualification, such plan will no longer be part of the Program and its assets will be held by the Plan Administrator in a separate account.

14.7           Applicable Law. Except to the extent otherwise required by ERISA, this Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Puerto Rico.

14.8           Invalidity of Certain Provisions. If any provisions of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.